Exhibit 16.1

April 20, 2004

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by the Tyco International (US) Inc. Retirement Savings and Investment Plan III (the “Plan”) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Plan’s Form 8-K report dated April 19, 2004.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP